Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 8

AMENDMENT NO. 8 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2023 (this “Amendment”), among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the “Company”), the Lenders party hereto, GOLDMAN SACHS BANK USA (“GS Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”), and GOLDMAN SACHS MORTGAGE COMPANY (“GSMC”), as Issuing Bank (in such capacity, the “Issuing Bank”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

(1) The Company, the Administrative Agent, the Lenders from time to time party thereto and the Issuing Bank are parties to that certain Amended and Restated Credit Agreement, dated as of August 2, 2021 (as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of August 6, 2021, Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of November 18, 2021, Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of November 30, 2021, Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of August 15, 2022, Amendment No. 5 to the Amended and Restated Credit Agreement, dated as of August 26, 2022, Amendment No. 6 to the Amended and Restated Credit Agreement, dated as of September 8, 2022, and Amendment No. 7 to the Amended and Restated Credit Agreement, dated as of September 14, 2022, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”).

(2) The Company has requested, and the Administrative Agent and the Lenders have agreed, on the terms and conditions set forth herein, to amend the Existing Credit Agreement as specified herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement. Upon, and subject to, the satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:

(a) The following new definition is included in Section 1.01 of the Existing Credit Agreement in the proper alphabetical order as follows:

““Amendment No. 8 Effective Date” means February 28, 2023.”

(b) Each of the following definitions in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

1	THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

““Commitment” means, with respect to each Lender, the commitment of such Lender to acquire participations in the Letter of Credit and to make Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) reduced or increased from time to time pursuant to an amendment hereto. The amount of each Lender’s Commitment on the Amendment No. 8 Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.”

““Maturity Date” means December 20, 2027; provided, however, that (i) with respect to the Commitments in the aggregate principal amount of $75,000,000, the Maturity Date shall mean June 20, 2025, (ii) with respect to the Commitments in the aggregate principal amount of $200,000,000, the Maturity Date shall mean June 20, 2026, (iii) with respect to the Commitments in the aggregate principal amount of $225,000,000, the Maturity Date shall mean December 20, 2026, and (iv) with respect to the Commitments in the aggregate principal amount of $125,000,000, the Maturity Date shall mean December 20, 2027.”

(c) Schedule 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 2.01 attached hereto.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 8 Effective Date”) on which:

(a) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) the Company, (ii) the Administrative Agent, (iii) the Lenders, and (iv) the Issuing Bank or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment;

(b) the Administrative Agent shall have received one or more counterparts of the Eleventh Amended and Restated Letter Agreement, dated as of the date hereof, duly executed by the Company and GSMC; and

(c) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all respects.

SECTION 3. Effect of this Amendment, Etc.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Issuing Bank, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

2	THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

(b) Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) After the Amendment No. 8 Effective Date, each reference in any Loan Document to the Credit Agreement, to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof and on and as of the Amendment No. 8 Effective Date:

(a) (i) The execution, delivery and performance by the Company of this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (ii) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Company contained in the Credit Agreement and any other Loan Document are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(c) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, it being understood and agreed that the words “execution,” “signed,” “signature,” and words of similar import in, or with respect to, this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form (including, without limitation, the execution by means of “DocuSign”, or other similar platform or service approved by the Administrative Agent), each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that any electronic signature delivered by means of “DocuSign”, or other similar third-party platform by one party shall be at the request of any other party hereto promptly followed by an email attestation by such party to the recipient party confirming that such electronic signature so delivered is the signature of such party; provided, further, that upon the request of the Administrative Agent, any electronic signature shall be followed by a manually executed counterpart as promptly as reasonably practicable.

3	THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8. Jurisdiction; Consent to Service of Process.

(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender or the Issuing Bank may otherwise have to bring any suit, action or proceeding relating to this Amendment against the Company or its properties in the courts of any jurisdiction.

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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4	THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ Jeffrey J. Miklich
Name: Jeffrey J. Miklich
Title: Vice President and Treasurer

THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

GOLDMAN SACHS BANK USA,
as Administrative Agent and as Lender

By:	/s/ William Briggs IV
Name: William Briggs IV
Title: Authorized Signatory

THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

GOLDMAN SACHS MORTGAGE COMPANY, as Issuing Bank

By:	/s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement

SCHEDULE 2.01

To

Credit Agreement

Commitments

Lender	Commitment
Goldman Sachs Bank USA	$625,000,000.00

Total:	$625,000,000.00

(continued below)

Scheduled Reductions in the Aggregate Commitments

Aggregate Scheduled Reduction ($) in the Total Commitment(s) and Commitment of the Issuing Bank (without duplication)	Date on Which Scheduled Reduction Takes Effect
$75,000,000	June 20, 2025
$200,000,000	June 20, 2026
$225,000,000	December 20, 2026
$125,000,000	December 20, 2027

Schedule 2.01 –1	THE SHERWIN-WILLIAMS COMPANY Amendment No. 8 to Credit Agreement